Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-191161) pertaining to the Onconova Therapeutics, Inc. 2013 Equity Compensation Plan
(2)	Registration Statement (Form S-8 No. 333-194228) pertaining to the Onconova Therapeutics, Inc. 2013 Equity Compensation Plan
(3)	Registration Statement (Form S-8 No. 333-204210) pertaining to the Onconova Therapeutics, Inc. 2013 Equity Compensation Plan
(4)	Registration Statement (Form S-8 No. 333-210694) pertaining to the Onconova Therapeutics, Inc. 2013 Equity Compensation Plan
(5)	Registration Statement (Form S-8 No. 333-215575) pertaining to the Onconova Therapeutics, Inc. 2013 Equity Compensation Plan
(6)	Registration Statement (Form S-8 No. 333-222400) pertaining to the Onconova Therapeutics, Inc. 2013 Equity Compensation Plan
(7)	Registration Statement (Form S-8 No. 333-226199) pertaining to the Onconova Therapeutics, Inc. 2018 Omnibus Incentive Compensation Plan
(8)	Registration Statement (Form S-8 No. 333-233410) pertaining to the Onconova Therapeutics, Inc. 2018 Omnibus Incentive Compensation Plan
(9)	Registration Statement (Form S-8 No. 333-258336) pertaining to the Onconova Therapeutics, Inc. 2021 Incentive Compensation Plan
(10)	Registration Statement (Form S-8 No. 333-268393) pertaining to the Onconova Therapeutics, Inc. 2021 Omnibus Incentive Compensation Plan, as Amended and Restated
(11)	Registration Statement (Form S-8 No. 333-283262) pertaining to the Traws Pharma, Inc. 2021 Incentive Compensation Plan, Trawsfynydd Therapeutics, Inc. 2021 Stock Plan and Traws Pharma, Inc. Inducement Restricted Stock Equity Awards
(12)	Registration Statement (Form S-3 No. 333-273081) of Onconova Therapeutics, Inc.
(13)	Registration Statement (Form S-3 No. 333-280642) of Traws Pharma, Inc.
(14)	Registration Statement (Form S-3 No. 333-284285) of Traws Pharma, Inc.
(15)	Registration Statement (Form S-1 No. 333-222374) of Onconova Therapeutics, Inc., and
(16)	Registration Statement (Form S-1 No. 333-224315) of Onconova Therapeutics, Inc.;

of our report dated April 1, 2024 (except for the second paragraph of Note 1, and Note 10, as to which the date is March 31, 2025), with respect to the consolidated financial statements of Traws Pharma, Inc. (formerly Onconova Therapeutics, Inc.) included in this Annual Report (Form 10-K) of Traws Pharma, Inc. for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

March 31, 2025